PRICING SUPPLEMENT NO. 66                                         Rule 424(b)(3)
DATED:  August 8, 2001                                        File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:  $100,000,000  Floating Rate Notes [x]  Book Entry Notes   [x]

Original Issue Date:  8/13/2001  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  8/12/2002        CUSIP#: 073928UZ4

Option to Extend Maturity:       No   [x]
                                 Yes  [ ]  Final Maturity Date:


                                             Optional              Optional
                       Redemption            Repayment             Repayment
 Redeemable On          Price(s)              Date(s)              Price(s)
 -------------       --------------        -------------        -----------
      N/A                  N/A                  N/A                   N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:  N/A

[ ]     Commercial Paper Rate                   Minimum Interest Rate:  N/A

[ ]     Federal Funds Rate                      Interest Reset Date(s):  *

[ ]     Treasury Rate                           Interest Reset Period: Monthly

[ ]     LIBOR Reuters                           Interest Payment Date(s):  **

[ x ]   LIBOR Telerate

[ ]     Prime Rate

[ ]     CMT Rate

Initial Interest Rate:  3.702%                  Interest Payment Period: Monthly

Index Maturity: One Month

Spread (plus or minus): + 0.03%

*    On the 12th of each month prior to Maturity.

**   On the 12th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.